SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                       Date of Report: September 20, 2000



                                SUPPORT.COM, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)





            Delaware                  000-30901                94-3282005
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                   Identification Number)


              575 Broadway, Redwood City, CA               94063
         ----------------------------------------       ------------
         (Address of principal executive offices)        (Zip Code)


                                 (650) 556-9440
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)


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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

         On September 20, 2000, Support.com, Inc. exercised its option under a Sale and License Agreement dated March 20, 2000, as amended on June 14, 2000 (collectively, the "Agreement"), to purchase certain source code and related intellectual property rights ("Technology") from ePeople, Inc. (formerly known as NoWonder, Inc.). The Agreement was filed as exhibits to Support.com's Registration Statement on Form S-1. Prior to the acquisition, under the Agreement, ePeople had granted Support.com an exclusive license to market and re-sell the Technology for a calendar quarterly fee of $1,000,000, with the ability to purchase the Technology outright. Upon the exercise of the option, the quarterly license fees have ceased. Support.com purchased the Technology for a fee of $6,800,000; one-half payable within thirty (30) days and the remaining half payable quarterly through June of 2003. Up to an additional $2,500,000 may be payable to ePeople based upon future revenue related to the Technology recognized by Support.com. Support.com intends to pay for such purchase using cash from operations.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a)      Financial statements specified in Item 7(a) are not required.

         (b) Pro forma financial information specified in Item 7(b) is not required.

         (c)      Exhibits.

                  99.1     Press Release dated September 21, 2000.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  September 21, 2000

                                             SUPPORT.COM, INC.



                                             By:     /s/ Brian Beattie
                                                --------------------------------
                                                        Brian Beattie
                                                   Chief Financial Officer


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

                                  EXHIBIT INDEX
                                  -------------


      Exhibit No.                       Description
      -----------                       -----------

         99.1            Press Release dated September 21, 2000.


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